SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2003
(To Prospectus dated June 19, 2003)

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                   Asset-Backed Certificates, Series 2003-3
                               ________________

The Class 1-A-3
Certificates
represent
obligations of the      The Class 1-A-3 Certificates
trust only and do
not represent an        o  This supplement relates to the offering of the Class
interest in or             1-A-3 Certificates of the series referenced above.
obligation of CWABS,       This supplement does not contain complete
Inc., Countrywide          information about the offering of the Class 1-A-3
Home Loans, Inc.,          Certificates. Additional information is contained in
Countrywide Home           the prospectus supplement dated June 25, 2003
Loans Servicing LP         prepared in connection with the offering of the
or any of their            offered certificates of the series referenced above
affiliates.                and in the prospectus of the depositor dated June
                           19, 2003. You are urged to read this supplement, the
This supplement may        prospectus supplement and the prospectus in full.
be used to offer and
sell the offered        o  As of August 25, 2004, the certificate principal
certificates only if       balance of the Class 1-A-3 Certificates was
accompanied by the         approximately $39,918,000.
prospectus
supplement and the
prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 1-A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 10, 2004

                   THE MORTGAGE POOL

    As of August 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 873 Mortgage Loans having an aggregate Stated Principal Balance of approximately $131,370,686 Loan Group 2 included approximately 1,684 Mortgage Loans having an aggregate Stated Principal Balance of approximately $251,276,658, and Loan Group 3 included approximately 805 Mortgage Loans having an aggregate Stated Principal Balance of approximately $155,172,613.

    The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                         As of August 1, 2004
                                                      --------------------------
                                                        Loan     Loan     Loan
                                                        Group    Group    Group
                                                          1        2        3
                                                      --------------------------
Total Number of Mortgage Loans...................        873     1,684     805
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
    30 -59 days.............................            3.67%    5.17%    5.09%
    60 - 89 days............................            1.83%    1.25%    2.36%
    90 days or more (excluding pending
    foreclosures)                                       2.41%    3.03%    6.58%
                                                        -----    -----    -----
    Total Delinquencies.....................            7.91%    9.45%   14.03%
                                                        =====    =====   ======
Foreclosures Pending.............................       0.00%    0.00%    0.00%
                                                        -----    -----    -----
Total Delinquencies and foreclosures pending.....       7.91%    9.45%   14.03%
                                                        =====    =====   ======
______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

    Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

    Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

    The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

    For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                        Delinquency and Foreclosure Experience
                           -----------------------------------------------------------------
                                 As of December 31, 2000       As of December 31, 2001
                           --------------------------------  -------------------------------
                             Principal Balance   Percentage  Principal Balance   Percentage
                           --------------------  ----------  ------------------ ------------
Total Portfolio             $10,618,065,421.51     100.00%   $16,113,058,684.95    100.00%
Delinquency Percentage
30-59 Days                  $   864,838,690.77       8.14%   $ 1,437,602,151.97      8.92%
60-89 Days                      297,082,364.46       2.80        440,975,276.56      2.74
90+ Days                        131,030,594.44       1.23        186,062,549.32      1.15
                           --------------------  ----------  ------------------ ------------
    Sub-Total               $ 1,292,951,649.67      12.18%   $ 2,064,639,977.85     12.81%
                           --------------------  ----------  ------------------ ------------
Foreclosure Rate            $   329,284,407.33       3.10%   $   670,195,427.54      4.16%
Bankruptcy Rate             $   147,276,258.29       1.39%   $   381,462,318.31      2.37%

                                        Delinquency and Foreclosure Experience
                           ----------------------------------------------------------------
                                 As of December 31, 2002       As of December 31, 2003
                           --------------------------------  -------------------------------
                             Principal Balance   Percentage  Principal Balance   Percentage
                           --------------------  ----------  ------------------ ------------
Total Portfolio             $22,769,082,711.09     100.00%   $39,058,523,423.20   100.00%
Delinquency Percentage
30-59 Days                  $ 1,591,562,076.96       6.99%   $ 2,409,274,879.48     6.17%
60-89 Days                      541,119,231.96       2.38        728,740,335.77     1.87
90+ Days                        226,171,736.77       0.99        210,424,049.89     0.54
                           --------------------  ----------  ------------------ ------------
    Sub-Total               $ 2,358,853,045.69      10.36%   $ 3,348,439,265.14     8.57%
                           --------------------  ----------  ------------------ ------------
Foreclosure Rate            $   633,348,957.76       2.78%   $   692,149,703.63     1.77%
Bankruptcy Rate             $   551,267,050.86       2.42%   $   609,395,518.03     1.56%

                                     Delinquency and
                                 Foreclosure Experience
                           ---------------------------------
                             Principal Balance   Percentage
                           --------------------  -----------
Total Portfolio             $54,864,000,522.64     100.00%
Delinquency Percentage
30-59 Days                  $ 3,002,543,693.60       5.47%
60-89 Days                      855,471,629.90       1.56
90+ Days                        236,162,097.09       0.43
                           --------------------  -----------
    Sub-Total               $ 4,094,177,420.59       7.46%
                           --------------------  -----------
Foreclosure Rate            $   861,446,764.26       1.57%
Bankruptcy Rate             $   688,299,158.77       1.25%

    Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans

Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS 1-A-3 CERTIFICATES

    The Class 1-A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

    As of August 25, 2004 (the "Certificate Date"), the certificate principal balance of the Class 1-A-3 Certificates was approximately $39,918,000 evidencing a beneficial ownership interest of approximately 7.50% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $444,859,956 and evidenced in the aggregate a beneficial ownership interest of approximately 83.62% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $87,150,000 and evidenced in the aggregate a beneficial ownership interest of approximately 16.38% in the Trust Fund. For additional information with respect to the Class 1-A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

    The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

    Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 2.01% per annum and the level of One-Month LIBOR remains constant at 1.70% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is September 10, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

    For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a CPR of 23% per annum.

    The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

    For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the the n outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

    There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

    The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class 1-A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding



    (Percentages of the Prepayment Model) 0%     80%    100%   120%   150%
                                          --     ---    ----   ----   ----

             Distribution Date
             -----------------

    Initial Percent ...................   100    100    100     100    100
    September 25, 2005 ................   100     72     57      41     17
    September 25, 2006 ................   100     33     11       0      0
    September 25, 2007 ................   100      1      0       0      0
    September 25, 2008 ................   100      0      0       0      0
    September 25, 2009 ................   100      0      0       0      0
    September 25, 2010 ................   100      0      0       0      0
    September 25, 2011 ................   100      0      0       0      0
    September 25, 2012 ................   100      0      0       0      0
    September 25, 2013 ................   100      0      0       0      0
    September 25, 2014 ................    97      0      0       0      0
    September 25, 2015 ................    91      0      0       0      0
    September 25, 2016 ................    85      0      0       0      0
    September 25, 2017 ................    78      0      0       0      0
    September 25, 2018 ................    70      0      0       0      0
    September 25, 2019 ................    65      0      0       0      0
    September 25, 2020 ................    59      0      0       0      0
    September 25, 2021 ................    53      0      0       0      0
    September 25, 2022 ................    46      0      0       0      0
    September 25, 2023 ................    38      0      0       0      0
    September 25, 2024 ................    30      0      0       0      0
    September 25, 2025 ................    20      0      0       0      0
    September 25, 2026 ................    10      0      0       0      0
    September 25, 2027 ................     0      0      0       0      0
    September 25, 2028 ................   100     72     57      41     17
    September 25, 2029 ................   100     33     11       0      0
    September 25, 2030 ................   100      1      0       0      0
    September 25, 2031 ................   100      0      0       0      0
    Weighted Average Life (years)(1)...  17.01  1.66    1.27   0.99   17.01
    Weighted Average Life (years)(1)(2)  17.01  1.66    1.27   0.99   17.01
    __________________________
    (1) Determined as specified in the Prospectus Supplement.
    (2) To maturity.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Prospective investors should consider carefully the income tax consequences of an investment in the Class 1-A-3 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

    Prospective purchasers of the Class 1-A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

     The Class 1-A-3 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

    The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                 CWABS 2003-3


Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                              Range
                                                              -----


Total Number of Mortgage Loans                          873
Total Outstanding Principal Balance            $131,370,686
Average Principal Balance                          $150,482  $9,533 to  $625,571
Weighted Average Mortgage Rate                        7.27%   5.25% to    13.63%
Net Weighted Average Mortgage Rate                    5.80%   3.56% to    13.12%
Weighted Average Original Term (months)                 343     120 to       360
Weighted Average Remaining Term (months)                328     105 to       346
Weighted Average Loan-to-Value Ratio                 77.08%   5.30% to   100.00%
Weighted Average FICO Credit Score                      616

                                 CWABS 2003-3


Mortgage Loan Programs
                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     FIXED 10YR                                   1           $37,106     0.03 %
     FIXED 15YR - Credit Comeback                 5          $439,874     0.33
     FIXED 15YR                                  80        $8,899,230     6.77
     FIXED 20YR                                  10        $1,373,572     1.05
     FIXED 30YR - Credit Comeback                67       $10,433,975     7.94
     FIXED 30YR                                 673      $108,187,712    82.35
     FIXED 15YR - Second Lien                     8          $285,330     0.22
     FIXED 20YR - Second Lien                     3           $75,553     0.06
     FIX30/15 BAL                                11        $1,164,670     0.89
     FIX30/15 BAL - Second Lien                  15          $473,662     0.36
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================


Mortgage Loan Principal Balances

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Mortgage Loan                 Mortgage      Principal    Principal
     Principal Balances ($)                   Loans        Balance      Balance
     --------------------------------------------------------------------------
     $0 - $25000                                 12          $234,341     0.18 %
     $25000.01 - $50000                          55        $2,153,441     1.64
     $50000.01 - $75000                         100        $6,345,296     4.83
     $75000.01 - $100000                        130       $11,546,385     8.79
     $100000.01 - $ 150000                      190       $23,747,058    18.08
     $150000.01 - $ 200000                      180       $31,528,333       24
     $200000.01 - $ 250000                      103       $23,296,768    17.73
     $250000.01 - $ 300000                       58       $15,547,197    11.83
     $300000.01 - $ 350000                       23        $7,229,080      5.5
     $350000.01 - $ 400000                        8        $2,949,389     2.25
     $400000.01 - $ 450000                        7        $2,924,152     2.23
     $450000.01 - $ 500000                        1          $488,506     0.37
     $500000.01 - $ 550000                        2        $1,049,882      0.8
     $550000.01 - $ 600000                        3        $1,705,286      1.3
     $600000.01 - $ 650000                        1          $625,571     0.48
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================

                                 CWABS 2003-3


Mortgage Rates

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Mortgage                      Mortgage      Principal    Principal
     Rates (%)                                Loans        Balance      Balance
     --------------------------------------------------------------------------
     5.001 - 5.500                                1          $133,587      0.1 %
     5.501 - 6.000                               29        $6,137,626     4.67
     6.001 - 6.500                               84       $16,273,240    12.39
     6.501 - 7.000                              267       $49,609,392    37.76
     7.001 - 7.500                              133       $20,315,354    15.46
     7.501 - 8.000                              140       $19,935,663    15.18
     8.001 - 8.500                               68        $7,986,089     6.08
     8.501 - 9.000                               51        $4,927,273     3.75
     9.001 - 9.500                               20        $1,745,750     1.33
     9.501 - 10.000                              31        $2,076,032     1.58
     10.001 - 10.500                             14          $852,017     0.65
     10.501 - 11.000                             12          $501,489     0.38
     11.001 - 11.500                             10          $413,972     0.32
     11.501 - 12.000                             11          $399,569      0.3
     12.501 - 13.000                              1           $33,393     0.03
     13.501 - 14.000                              1           $30,243     0.02
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================



Months Remaining to Maturity

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Months Remaining                       Mortgage      Principal    Principal
     to Maturity                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     1 - 120                                      1           $37,106     0.03 %
     121 - 180                                  119       $11,262,767     8.57
     181 - 300                                   13        $1,449,126      1.1
     301 - 360                                  740      $118,621,687     90.3
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================

Loan-to-Value Ratios

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of                               Mortgage      Principal    Principal
     Loan-to-Value Ratios (%) (1)             Loans        Balance      Balance
     --------------------------------------------------------------------------
     50.00 or Less                               44        $4,706,698     3.58 %
     50.01-55.00                                 25        $3,525,995     2.68
     55.01-60.00                                 36        $5,126,631      3.9
     60.01-65.00                                 62        $8,971,219     6.83
     65.01-70.00                                 87       $14,091,028    10.73
     70.01-75.00                                 97       $15,783,069    12.01
     75.01-80.00                                182       $27,707,632    21.09
     80.01-85.00                                118       $20,140,680    15.33
     85.01-90.00                                128       $19,629,240    14.94
     90.01-95.00                                 43        $6,933,112     5.28
     95.01-100.00                                51        $4,755,382     3.62
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================
     (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined Loan-to-Value Ratio with respect to any second lien mortgage loan.

                                 CWABS 2003-3


State Distribution of Mortgaged Properties

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     State                                    Loans        Balance      Balance
     --------------------------------------------------------------------------
     Alabama                                     11          $797,881     0.61 %
     Arizona                                     20        $2,261,400     1.72
     Arkansas                                     9          $989,544     0.75
     California                                 232       $45,363,458    34.53
     Colorado                                    13        $2,954,669     2.25
     Connecticut                                  7        $1,391,283     1.06
     Delaware                                     1           $84,154     0.06
     Washington, DC                             119       $15,268,115    11.62
     Florida                                     33        $4,306,905     3.28
     Georgia                                     12        $2,839,536     2.16
     Hawaii                                       2          $338,523     0.26
     Idaho                                       12        $1,948,945     1.48
     Illinois                                    15        $1,831,019     1.39
     Indiana                                      2          $190,575     0.15
     Iowa                                         3          $197,464     0.15
     Kansas                                       9          $757,937     0.58
     Kentucky                                    12        $1,164,670     0.89
     Louisiana                                    4          $444,444     0.34
     Maryland                                    11        $1,634,481     1.24
     Massachusetts                               28        $5,360,957     4.08
     Michigan                                    17        $1,640,610     1.25
     Minnesota                                    2          $186,977     0.14
     Mississippi                                  8          $589,559     0.45
     Missouri                                    12        $1,167,752     0.89
     Montana                                      2          $338,838     0.26
     Nebraska                                     1           $93,199     0.07
     Nevada                                       9        $1,167,493     0.89
     New Hampshire                                2          $291,478     0.22
     New Jersey                                   8        $1,335,830     1.02
     New Mexico                                   1           $18,579     0.01
     New York                                    61       $11,464,960     8.73
     North Carolina                              13        $1,141,997     0.87
     Ohio                                        10          $921,342      0.7
     Oklahoma                                     3          $263,169      0.2
     Oregon                                      14        $1,720,961     1.31
     Pennsylvania                                21        $2,020,492     1.54
     Rhode Island                                 2          $238,672     0.18
     South Carolina                               3          $386,537     0.29
     Tennessee                                    2          $108,738     0.08
     Texas                                       15        $1,337,997     1.02
     Utah                                        44        $4,679,421     3.56
     Virginia                                    12        $1,246,247     0.95
     Washington                                  22        $3,405,571     2.59
     West Virginia                               30        $5,184,629     3.95
     Wisconsin                                    3          $184,596     0.14
     Wyoming                                      1          $109,084     0.08
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================

                                 CWABS 2003-3


Range of FICO Credit Scores

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Range of Fico Credit Scores              Loans        Balance      Balance
     --------------------------------------------------------------------------
     781 - 800                                    2           $83,928     0.06 %
     761 - 780                                    2          $221,062     0.17
     741 - 760                                    4          $740,133     0.56
     721 - 740                                    7        $1,142,097     0.87
     701 - 720                                   18        $2,852,764     2.17
     681 - 700                                   29        $5,741,869     4.37
     661 - 680                                   73       $11,909,041     9.07
     641 - 660                                   91       $14,819,892    11.28
     621 - 640                                  120       $18,410,446    14.01
     601 - 620                                  134       $20,190,605    15.37
     581 - 600                                  142       $20,202,044    15.38
     561 - 580                                  106       $15,606,917    11.88
     541 - 560                                   83       $11,408,358     8.68
     521 - 540                                   46        $6,103,741     4.65
     501 - 520                                   16        $1,937,788     1.48
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================

Types of Mortgaged Properties

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     Single Family Residence                    709      $105,347,144    80.19 %
     Planned Unit Development                    81       $13,892,215    10.57
     2 Family Residence                          29        $5,241,550     3.99
     Low Rise Condominium                        38        $4,780,019     3.64
     3 Family Residence                           5          $955,441     0.73
     High Rise Condominium                        4          $605,046     0.46
     Manufactured Housing (1)                     6          $469,755     0.36
     4 Family Residence                           1           $79,515     0.06
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================
     (1) Treated as real property.

Purpose of Mortgage Loan

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     Refinance (Cash Out)                       677      $104,649,241    79.66 %
     Purchase                                   111       $13,788,917     10.5
     Refinance (Rate/Term)                       85       $12,932,528     9.84
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================

Occupancy Types

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Occupancy Type                           Loans        Balance      Balance
     --------------------------------------------------------------------------
     Owner Occupied                             841      $127,765,762    97.26 %
     Non-owner Occupied                          27        $2,930,733     2.23
     Second Home                                  5          $674,190     0.51
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================

                                 CWABS 2003-3


Document Types

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Document Type                            Loans        Balance      Balance
     --------------------------------------------------------------------------
     Full Documentation                         690       $99,421,709    75.68 %
     Stated                                     180       $31,637,016    24.08
     Simple                                       3          $311,960     0.24
     --------------------------------------------------------------------------
     Total                                      873      $131,370,686      100 %
     ==========================================================================

                                 CWABS 2003-3



Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                             Range
                                                             -----


Total Number of Mortgage Loans                        1,684
Total Outstanding Principal Balance            $251,276,658
Average Principal Balance                          $149,214 $15,509 to  $472,474
Weighted Average Mortgage Rate                        7.30%   4.75% to    11.88%
Net Weighted Average Mortgage Rate                    5.77%   3.26% to    11.37%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                   6.33%   2.75% to     8.00%
      Weighted Average Maximum Mortgage Rate         14.20%  11.13% to    18.88%
      Weighted Average Minimum Mortgage Rate          7.30%   2.75% to    11.88%
      Weighted Average Initial Periodic Rate
        Cap                                           1.83%   1.00% to     3.00%
      Weighted Average Subsequent Periodic
        Rate Cap                                      1.42%   1.00% to     3.00%
Weighted Average Original Term (months)                 354     120 to       360
Weighted Average Remaining Term (months)                339     104 to       346
Weighted Average Loan-to-Value Ratio                 79.72%   7.30% to   100.00%
Weighted Average FICO Credit Score                      611

                                 CWABS 2003-3


Mortgage Loan Programs

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     6 Months LIBOR                                1         $232,251     0.09 %
     2-Year/28-Year LIBOR                        340      $54,104,456    21.53
     3-Year/27-Year LIBOR                        772     $116,564,486    46.39
     FIXED 5-Year                                  1          $65,029     0.03
     FIXED 10-Year                                 3         $410,406     0.16
     FIXED 15-Year - Credit Comeback              77       $7,413,540     2.95
     FIXED 20-Year                                 2         $161,388     0.06
     FIXED 22-Year                                46       $6,684,335     2.66
     FIXED 25-Year                               433      $64,834,222     25.8
     FIXED 30-Year - Credit Comeback               9         $806,545     0.32
     FIXED 30/15 Balloon
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

Mortgage Loan Principal Balances

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Mortgage Loan                 Mortgage      Principal    Principal
     Principal Balances ($)                   Loans        Balance      Balance
     --------------------------------------------------------------------------
     $0 - $25000                                   2          $40,386     0.02 %
     $25000.01 - $50000                           44       $1,887,113     0.75
     $50000.01 - $75000                          202      $12,813,167      5.1
     $75000.01 - $100000                         247      $21,669,007     8.62
     $100000.01 - $ 150000                       460      $57,388,994    22.84
     $150000.01 - $ 200000                       337      $57,927,880    23.05
     $200000.01 - $ 250000                       205      $46,160,653    18.37
     $250000.01 - $ 300000                       138      $37,632,820    14.98
     $300000.01 - $ 350000                        45      $13,987,549     5.57
     $350000.01 - $ 400000                         1         $389,280     0.15
     $400000.01 - $ 450000                         1         $448,583     0.18
     $450000.01 - $ 500000                         2         $931,226     0.37
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

                                 CWABS 2003-3


Mortgage Rates

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Mortgage                      Mortgage      Principal    Principal
     Rates (%)                                Loans        Balance      Balance
     --------------------------------------------------------------------------
     4.501 - 5.000                                 3         $480,991     0.19 %
     5.001 - 5.500                                18       $3,148,739     1.25
     5.501 - 6.000                                61      $12,080,474     4.81
     6.001 - 6.500                               149      $26,433,757    10.52
     6.501 - 7.000                               471      $79,237,004    31.53
     7.001 - 7.500                               332      $51,285,077    20.41
     7.501 - 8.000                               272      $37,031,746    14.74
     8.001 - 8.500                               144      $18,227,595     7.25
     8.501 - 9.000                               123      $14,002,899     5.57
     9.001 - 9.500                                31       $3,653,264     1.45
     9.501 - 10.000                               45       $3,763,401      1.5
     10.001 - 10.500                               9         $600,537     0.24
     10.501 - 11.000                              20       $1,071,666     0.43
     11.001 - 11.500                               4         $170,141     0.07
     11.501 - 12.000                               2          $89,367     0.04
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

Months Remaining to Maturity

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Months Remaining                       Mortgage      Principal    Principal
     to Maturity                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     1 - 120                                       1          $65,029     0.03 %
     121 - 180                                    89       $8,630,492     3.43
     181 - 300                                     2         $161,388     0.06
     301 - 360                                 1,592     $242,419,749    96.48
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

Loan-to-Value Ratios

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of                               Mortgage      Principal    Principal
     Loan-to-Value Ratios (%) (1)             Loans        Balance      Balance
     --------------------------------------------------------------------------
     50.00 or Less                                59       $6,591,082     2.62 %
     50.01-55.00                                  31       $5,092,338     2.03
     55.01-60.00                                  46       $6,298,155     2.51
     60.01-65.00                                  81      $11,695,125     4.65
     65.01-70.00                                 123      $16,176,840     6.44
     70.01-75.00                                 188      $27,327,888    10.88
     75.01-80.00                                 433      $65,027,145    25.88
     80.01-85.00                                 217      $33,726,120    13.42
     85.01-90.00                                 347      $54,412,724    21.65
     90.01-95.00                                 115      $17,629,254     7.02
     95.01-100.00                                 44       $7,299,986     2.91
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================
     (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined Loan-to-Value Ratio with respect to any second lien mortgage loan.

                                 CWABS 2003-3


State Distribution of Mortgaged Properties

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     State                                    Loans        Balance      Balance
     --------------------------------------------------------------------------
     Alabama                                     20        $2,098,668     0.84 %
     Arizona                                      2          $303,930     0.12
     Arkansas                                    43        $5,192,459     2.07
     California                                  14        $1,092,062     0.43
     Colorado                                   450       $87,090,905    34.66
     Connecticut                                 44        $7,527,961        3
     Delaware                                    11        $1,586,817     0.63
     Washington, DC                               3          $351,880     0.14
     Florida                                    148       $17,706,550     7.05
     Georgia                                     35        $5,084,128     2.02
     Hawaii                                      21        $5,496,252     2.19
     Idaho                                       15        $1,771,341      0.7
     Illinois                                    46        $7,362,772     2.93
     Indiana                                     20        $1,957,758     0.78
     Iowa                                         3          $230,832     0.09
     Kansas                                      11        $1,289,220     0.51
     Kentucky                                    11        $1,008,624      0.4
     Louisiana                                   28        $2,937,786     1.17
     Maryland                                     3          $365,306     0.15
     Massachusetts                               32        $5,826,446     2.32
     Michigan                                    38        $6,701,247     2.67
     Minnesota                                   67        $7,473,653     2.97
     Mississippi                                 18        $2,402,721     0.96
     Missouri                                    17        $1,518,052      0.6
     Montana                                     30        $3,079,564     1.23
     Nebraska                                     3          $267,041     0.11
     Nevada                                       7          $725,120     0.29
     New Hampshire                               25        $3,793,102     1.51
     New Jersey                                   8        $1,287,378     0.51
     New Mexico                                   4          $498,464      0.2
     New York                                    24        $4,536,643     1.81
     North Carolina                              25        $3,260,989      1.3
     Ohio                                        40        $4,299,539     1.71
     Oklahoma                                    16        $1,166,361     0.46
     Oregon                                      26        $3,863,094     1.54
     Pennsylvania                                29        $3,855,913     1.53
     Rhode Island                                 6          $979,245     0.39
     South Carolina                               6          $518,572     0.21
     Tennessee                                    1          $128,326     0.05
     Texas                                       41        $4,306,820     1.71
     Utah                                       116       $13,789,357     5.49
     Virginia                                    31        $4,520,562      1.8
     Washington                                   1           $83,195     0.03
     West Virginia                               29        $3,835,228     1.53
     Wisconsin                                   56        $8,792,281      3.5
     Wyoming                                      1           $85,462     0.03
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

                                 CWABS 2003-3


Range of FICO Credit Scores

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Range of Fico Credit Scores              Loans        Balance      Balance
     --------------------------------------------------------------------------
     781 - 800                                     6         $996,306      0.4 %
     761 - 780                                    11       $2,226,392     0.89
     741 - 760                                    21       $3,922,533     1.56
     721 - 740                                    23       $3,253,395     1.29
     701 - 720                                    33       $5,522,390      2.2
     681 - 700                                    53       $8,331,871     3.32
     661 - 680                                    93      $13,341,028     5.31
     641 - 660                                   167      $26,061,249    10.37
     621 - 640                                   227      $36,834,110    14.66
     601 - 620                                   231      $34,634,494    13.78
     581 - 600                                   273      $41,664,506    16.58
     561 - 580                                   233      $33,465,316    13.32
     541 - 560                                   172      $23,964,883     9.54
     521 - 540                                    89      $10,757,688     4.28
     501 - 520                                    46       $5,615,560     2.23
     500 or Less                                   6         $684,939     0.27
     Not Available
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

Types of Mortgaged Properties

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     Single Family Residence                   1,382     $202,748,810    80.69 %
     Planned Unit Development                    169      $27,931,538    11.12
     Low Rise Condominium                        102      $15,112,855     6.01
     2 Family Residence                           21       $3,431,431     1.37
     4 Family Residence                            3         $918,094     0.37
     3 Family Residence                            4         $711,695     0.28
     High Rise Condominium                         3         $422,234     0.17
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================
     (1) Treated as real property.

Purpose of Mortgage Loan

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     Refinance (Cash Out)                      1,152     $169,511,929    67.46 %
     Purchase                                    375      $58,371,555    23.23
     Refinance (Rate/Term)                       157      $23,393,174     9.31
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

                                 CWABS 2003-3


Occupancy Types

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Occupancy Type                           Loans        Balance      Balance
     --------------------------------------------------------------------------
     Owner Occupied                            1,630     $244,172,995    97.17 %
     Non-owner Occupied                           42       $5,656,549     2.25
     Second Home                                  12       $1,447,114     0.58
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

Document Types

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Document Type                            Loans        Balance      Balance
     --------------------------------------------------------------------------
     Full Documentation                        1,256     $180,426,729     71.8 %
     Stated                                      420      $69,918,093    27.83
     Simple                                        8         $931,836     0.37
     --------------------------------------------------------------------------
     Total                                     1,684     $251,276,658      100 %
     ==========================================================================

Gross Margin

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of                               Mortgage      Principal    Principal
     Gross Margins                            Loans        Balance      Balance
     --------------------------------------------------------------------------
     2.001 - 3.000                                 2         $306,489     0.18 %
     3.001 - 4.000                                11       $2,261,518     1.32
     4.001 - 5.000                                67      $12,663,777     7.41
     5.001 - 6.000                               304      $50,310,865    29.44
     6.001 - 7.000                               457      $66,123,335    38.69
     7.001 - 8.000                               272      $39,235,209    22.96
     --------------------------------------------------------------------------
     Total                                      1113     $170,901,193      100 %
     ==========================================================================

                                 CWABS 2003-3


Subsequent Adjustment Date

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Subsequent                             Mortgage      Principal    Principal
     Adjustment Date                          Loans        Balance      Balance
     --------------------------------------------------------------------------
     October-2004                                  1         $232,251     0.14 %
     January-2005                                  3         $255,494     0.15
     February-2005                                 4         $608,346     0.36
     March-2005                                   14       $1,811,794     1.06
     April-2005                                  149      $23,279,638    13.62
     May-2005                                    135      $22,147,111    12.96
     June-2005                                    35       $6,002,073     3.51
     January-2006                                  1         $237,824     0.14
     February-2006                                 1         $131,245     0.08
     March-2006                                    1          $91,235     0.05
     April-2006                                   27       $4,102,339      2.4
     May-2006                                    512      $76,676,452    44.87
     June-2006                                   230      $35,325,391    20.67
     --------------------------------------------------------------------------
     Total                                     1,113     $170,901,193      100 %
     ==========================================================================

Maxiumum Mortgage Rates

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Maximum                       Mortgage      Principal    Principal
     Mortgage Rates (%)                       Loans        Balance      Balance
     --------------------------------------------------------------------------
     11.001 - 11.500                               6       $1,000,418     0.59 %
     11.501 - 12.000                              12       $1,936,607     1.13
     12.001 - 12.500                              27       $4,545,512     2.66
     12.501 - 13.000                              64      $11,886,368     6.96
     13.001 - 13.500                             116      $20,295,428    11.88
     13.501 - 14.000                             280      $47,868,776    28.01
     14.001 - 14.500                             200      $30,446,426    17.82
     14.501 - 15.000                             161      $23,171,116    13.56
     15.001 - 15.500                             102      $13,555,082     7.93
     15.501 - 16.000                              88      $10,814,392     6.33
     16.001 - 16.500                              21       $2,549,782     1.49
     16.501 - 17.000                              20       $1,893,934     1.11
     17.000 - 17.500                               3         $230,513     0.13
     17.501 - 18.000                              10         $562,502     0.33
     18.501 - 19.000                               1          $54,970     0.03
     19.001 - 19.500                               2          $89,367     0.05
     --------------------------------------------------------------------------
     Total                                     1,113     $170,901,193      100 %
     ==========================================================================

                                 CWABS 2003-3


Initial Periodic Rate Cap

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Initial Periodic                       Mortgage      Principal    Principal
     Rate Cap (%)                             Loans        Balance      Balance
     --------------------------------------------------------------------------
     1                                            21       $3,245,112      1.9 %
     1.5                                         844     $128,417,400    75.14
     2                                             3         $343,439      0.2
     3                                           245      $38,895,242    22.76
     --------------------------------------------------------------------------
     Total                                     1,113     $170,901,193      100 %
     ==========================================================================

Subsequent Periodic Rate Cap

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Subsequent Periodic                    Mortgage      Principal    Principal
     Rate Cap (%)                             Loans        Balance      Balance
     --------------------------------------------------------------------------
     1                                           190      $29,186,710    17.08 %
     1.5                                         917     $140,831,737    82.41
     2.9                                           1         $197,537     0.12
     3                                             5         $685,209      0.4
     --------------------------------------------------------------------------
     Total                                     1,113     $170,901,193      100 %
     ==========================================================================

Minimum Mortgage Rates

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Minimum                       Mortgage      Principal    Principal
     Mortgage Rates (%)                       Loans        Balance      Balance
     --------------------------------------------------------------------------
     5.000 or Less                                 4         $634,311     0.37 %
     5.001 - 6.000                                63      $11,789,348      6.9
     6.001 - 7.000                               391      $67,569,751    39.54
     7.001 - 8.000                               399      $59,750,457    34.96
     8.001 - 9.000                               198      $25,704,568    15.04
     9.001 - 10.000                               42       $4,515,405     2.64
     10.001 - 11.000                              13         $793,014     0.46
     11.001 - 12.000                               3         $144,338     0.08
     --------------------------------------------------------------------------
     Total                                     1,113     $170,901,193    99.99 %
     ==========================================================================

                                 CWABS 2003-3



Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                              Range
                                                              -----


Total Number of Mortgage Loans                          805
Total Outstanding Principal Balance            $155,172,613
Average Principal Balance                          $192,761 $11,357 to  $900,819
Weighted Average Mortgage Rate                        7.58%   5.43% to    15.00%
Net Weighted Average Mortgage Rate                    6.01%   3.74% to    14.49%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                   7.05%   4.13% to    12.25%
      Weighted Average Maximum Mortgage Rate         14.61%  11.13% to    19.15%
      Weighted Average Minimum Mortgage Rate          7.78%   4.13% to    14.55%
      Weighted Average Initial Periodic Rate
        Cap                                           1.87%   1.00% to     3.00%
      Weighted Average Subsequent Periodic
        Rate Cap                                      1.39%   1.00% to     3.00%
Weighted Average Original Term (months)                 356     120 to       360
Weighted Average Remaining Term (months)                341     102 to       346
Weighted Average Loan-to-Value Ratio                 85.71%   7.00% to   100.00%
Weighted Average FICO Credit Score                      616

                                 CWABS 2003-3


Mortgage Loan Programs

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     6 Months LIBOR                               1           $78,253     0.05 %
     2-Year/28-Year LIBOR                       187       $28,349,889    18.27
     3-Year/27-Year LIBOR                       383       $75,585,194    48.71
     FIXED 15-Year                                3          $496,653     0.32
     FIXED 30-Year - Credit Comeback              7        $2,105,918     1.36
     FIXED 30-Year                              142       $45,119,013    29.08
     FIXED 10-Year - Second Lien                  3           $52,992     0.03
     FIXED 15-Year - Second Lien                 17          $478,477     0.31
     FIXED 20-Year - Second Lien                 16          $557,818     0.36
     FIXED 30/15 Balloon                          1          $263,181     0.17
     FIXED 30/15 Balloon - Second Lien           45        $2,085,226     1.34
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

Mortgage Loan Principal Balances

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Mortgage Loan                 Mortgage      Principal    Principal
     Principal Balances ($)                   Loans        Balance      Balance
     --------------------------------------------------------------------------
     $0 - $25000                                 30          $548,829     0.35 %
     $25000.01 - $50000                          54        $2,016,477      1.3
     $50000.01 - $75000                          94        $5,961,567     3.84
     $75000.01 - $100000                        109        $9,548,863     6.15
     $100000.01 - $ 150000                      156       $19,368,628    12.48
     $150000.01 - $ 200000                       83       $13,985,956     9.01
     $200000.01 - $ 250000                       29        $6,419,643     4.14
     $250000.01 - $ 300000                       28        $7,771,311     5.01
     $300000.01 - $ 350000                       67       $22,145,079    14.27
     $350000.01 - $ 400000                       70       $26,240,600    16.91
     $400000.01 - $ 450000                       38       $16,128,394    10.39
     $450000.01 - $ 500000                       25       $11,924,223     7.68
     $500000.01 - $ 550000                        8        $4,231,864     2.73
     $550000.01 - $ 600000                        8        $4,550,201     2.93
     $600000.01 - $ 650000                        1          $646,985     0.42
     $650000.01 - $ 700000                        2        $1,353,666     0.87
     $700000.01 - $ 750000                        2        $1,429,507     0.92
     $900000.01 - $ 950000                        1          $900,819     0.58
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

                                 CWABS 2003-3


Mortgage Rates

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Mortgage                      Mortgage      Principal    Principal
     Rates (%)                                Loans        Balance      Balance
     --------------------------------------------------------------------------
     5.001 - 5.500                                1          $123,292     0.08 %
     5.501 - 6.000                               25       $10,372,886     6.68
     6.001 - 6.500                               65       $23,019,186    14.83
     6.501 - 7.000                              106       $33,139,514    21.36
     7.001 - 7.500                               76       $20,182,756    13.01
     7.501 - 8.000                              118       $23,678,907    15.26
     8.001 - 8.500                               85       $13,110,657     8.45
     8.501 - 9.000                              106       $14,367,069     9.26
     9.001 - 9.500                               61        $6,115,432     3.94
     9.501 - 10.000                              59        $4,928,924     3.18
     10.001 - 10.500                             21        $2,190,209     1.41
     10.501 - 11.000                             37        $1,927,968     1.24
     11.001 - 11.500                             18          $928,521      0.6
     11.501 - 12.000                             15          $586,044     0.38
     12.001 - 12.500                              4          $164,194     0.11
     12.501 - 13.000                              1           $84,931     0.05
     13.001 - 13.500                              3           $58,280     0.04
     13.501 - 14.000                              3          $164,024     0.11
     14.501 - 15.000                              1           $29,819     0.02
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

Months Remaining to Maturity

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Months Remaining                       Mortgage      Principal    Principal
     to Maturity                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     1 - 120                                      3           $52,992     0.03 %
     121 - 180                                   66        $3,323,536     2.14
     181 - 300                                   16          $557,818     0.36
     301 - 360                                  720      $151,238,267    97.46
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

Loan-to-Value Ratios

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of                               Mortgage      Principal    Principal
     Loan-to-Value Ratios (%) (1)             Loans        Balance      Balance
     --------------------------------------------------------------------------
     50.00 or Less                               11        $1,862,638      1.2 %
     50.01-55.00                                  5        $1,674,299     1.08
     55.01-60.00                                  8        $2,327,396      1.5
     60.01-65.00                                 19        $3,821,753     2.46
     65.01-70.00                                 38        $9,310,776        6
     70.01-75.00                                 63       $15,082,682     9.72
     75.01-80.00                                108       $26,021,015    16.77
     80.01-85.00                                 70       $14,635,189     9.43
     85.01-90.00                                 91       $25,154,165    16.21
     90.01-95.00                                 32        $6,065,927     3.91
     95.01-100.00                               360       $49,216,773    31.72
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================
(1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined Loan-to-Value Ratio with respect to any second lien mortgage loan.

                                 CWABS 2003-3


State Distribution of Mortgaged Properties

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     State                                    Loans        Balance      Balance
     --------------------------------------------------------------------------
     Alabama                                     12        $1,314,493     0.85 %
     Arizona                                     15        $1,753,052     1.13
     Arkansas                                    10        $1,046,192     0.67
     California                                 174       $54,375,771    35.04
     Colorado                                    24        $5,726,999     3.69
     Connecticut                                  4          $932,359      0.6
     Florida                                     66       $10,577,577     6.82
     Georgia                                     41        $6,560,534     4.23
     Hawaii                                       4        $1,004,379     0.65
     Idaho                                        9          $619,111      0.4
     Illinois                                    17        $4,908,147     3.16
     Indiana                                     17        $1,244,098      0.8
     Iowa                                         6          $450,625     0.29
     Kansas                                       5          $571,799     0.37
     Kentucky                                     6          $604,546     0.39
     Louisiana                                   14        $2,013,371      1.3
     Maryland                                     9        $1,387,401     0.89
     Massachusetts                               19        $4,794,183     3.09
     Michigan                                    51        $5,852,475     3.77
     Minnesota                                   15        $2,917,395     1.88
     Mississippi                                  8        $1,079,649      0.7
     Missouri                                    30        $2,821,256     1.82
     Nevada                                      12        $2,113,731     1.36
     New Hampshire                                3          $498,195     0.32
     New Jersey                                   9        $2,923,735     1.88
     New Mexico                                   4        $1,332,306     0.86
     New York                                    16        $5,648,759     3.64
     North Carolina                              13        $1,583,252     1.02
     Ohio                                        19        $2,139,737     1.38
     Oklahoma                                     7          $617,904      0.4
     Oregon                                      15        $2,412,764     1.55
     Pennsylvania                                10        $1,489,594     0.96
     Rhode Island                                 1           $29,819     0.02
     South Carolina                               1           $94,670     0.06
     Tennessee                                   21        $2,323,272      1.5
     Texas                                       54        $8,403,670     5.42
     Utah                                        14        $2,930,978     1.89
     Virginia                                     3          $191,199     0.12
     Washington                                  33        $6,172,406     3.98
     West Virginia                                1          $157,641      0.1
     Wisconsin                                   12        $1,194,324     0.77
     Wyoming                                      1          $359,246     0.23
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

                                 CWABS 2003-3


Range of FICO Credit Scores

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Range of Fico Credit Scores              Loans        Balance      Balance
     --------------------------------------------------------------------------
     781 - 800                                    1           $69,471     0.04 %
     761 - 780                                    1           $63,843     0.04
     741 - 760                                    6        $1,236,459      0.8
     721 - 740                                    8        $1,568,432     1.01
     701 - 720                                    6        $2,113,859     1.36
     681 - 700                                   18        $4,285,147     2.76
     661 - 680                                   66       $12,010,616     7.74
     641 - 660                                   88       $17,971,044    11.58
     621 - 640                                  153       $31,391,718    20.23
     601 - 620                                  141       $30,221,090    19.48
     581 - 600                                  143       $28,414,544    18.31
     561 - 580                                   65       $11,445,213     7.38
     541 - 560                                   55        $8,201,388     5.29
     521 - 540                                   36        $3,861,402     2.49
     501 - 520                                   15        $2,074,932     1.34
     500 or Less                                  1           $99,145     0.06
     Not Available                                2          $144,310     0.09
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

Types of Mortgaged Properties

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     Single Family Residence                    624      $119,110,096    76.76 %
     Planned Unit Development                   100       $25,045,884    16.14
     Low Rise Condominium                        45        $6,954,171     4.48
     Manufactured Housing (1)                    29        $2,954,026      1.9
     2 - 4 Family Residence                       5          $701,909     0.45
     High Rise Condominium                        2          $406,527     0.26
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================
     (1) Treated as real property.

Purpose of Mortgage Loan

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Description                              Loans        Balance      Balance
     --------------------------------------------------------------------------
     Refinance (Cash Out)                       368       $85,152,553    54.88 %
     Purchase                                   382       $57,563,645     37.1
     Refinance (Rate/Term)                       55       $12,456,415     8.03
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

                                 CWABS 2003-3


Occupancy Types

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Occupancy Type                           Loans        Balance      Balance
     --------------------------------------------------------------------------
     Owner Occupied                             790      $153,420,357    98.87 %
     Non-owner Occupied                          10          $694,491     0.45
     Second Home                                  5        $1,057,764     0.68
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

Document Types

                                                                         % of
                                            Number of     Aggregate    Aggregate
                                            Mortgage      Principal    Principal
     Document Type                            Loans        Balance      Balance
     --------------------------------------------------------------------------
     Full Documentation                         691      $122,311,657    78.82 %
     Stated                                     111       $32,485,757    20.94
     Simple                                       3          $375,199     0.24
     --------------------------------------------------------------------------
     Total                                      805      $155,172,613      100 %
     ==========================================================================

Gross Margin

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of                               Mortgage      Principal    Principal
     Gross Margins                            Loans        Balance      Balance
     --------------------------------------------------------------------------
     4.001 - 5.000                               15        $6,349,689      6.1 %
     5.001 - 6.000                               57       $17,059,917     16.4
     6.001 - 7.000                              135       $31,842,582    30.61
     7.001 - 8.000                              164       $27,027,736    25.98
     8.001 - 9.000                              133       $15,997,737    15.38
     9.001 - 10.000                              37        $3,265,345     3.14
     10.001 - 11.000                             22        $1,854,598     1.78
     11.001 - 12.000                              7          $553,465     0.53
     12.001 - 13.000                              1           $62,267     0.06
     --------------------------------------------------------------------------
     Total                                      571      $104,013,336      100 %
     ==========================================================================

                                 CWABS 2003-3


Subsequent Adjustment Date

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Subsequent                             Mortgage      Principal    Principal
     Adjustment Date                          Loans        Balance      Balance
     --------------------------------------------------------------------------
     September-2004                               1           $58,207     0.06 %
     October-2004                                 3          $574,870     0.55
     December-2004                                3          $144,243     0.14
     February-2005                                3          $390,339     0.38
     March-2005                                   8        $1,141,494      1.1
     April-2005                                  94       $13,843,851    13.31
     May-2005                                    69       $11,044,353    10.62
     June-2005                                    7        $1,230,786     1.18
     August-2005                                  1          $167,701     0.16
     December-2005                                1           $34,292     0.03
     March-2006                                   3          $667,404     0.64
     April-2006                                  28        $4,062,691     3.91
     May-2006                                   224       $45,676,478    43.91
     June-2006                                  126       $24,976,628    24.01
     --------------------------------------------------------------------------
     Total                                      571      $104,013,336      100 %
     ==========================================================================

Maxiumum Mortgage Rates

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Maximum                       Mortgage      Principal    Principal
     Mortgage Rates (%)                       Loans        Balance      Balance
     --------------------------------------------------------------------------
     11.001 - 11.500                              1          $487,000     0.47 %
     11.501 - 12.000                              1          $148,150     0.14
     12.001 - 12.500                              7        $2,064,310     1.98
     12.501 - 13.000                             16        $6,177,571     5.94
     13.001 - 13.500                             36       $11,732,891    11.28
     13.501 - 14.000                             69       $16,539,065     15.9
     14.001 - 14.500                             70       $14,584,184    14.02
     14.501 - 15.000                             99       $18,477,945    17.76
     15.001 - 15.500                             85       $11,008,782    10.58
     15.501 - 16.000                             42        $4,575,366      4.4
     16.001 - 16.500                             33        $3,180,844     3.06
     16.501 - 17.000                             14        $1,334,450     1.28
     17.000 - 17.500                              9          $967,669     0.93
     17.501 - 18.000                              9          $554,172     0.53
     18.501 - 19.000                              3          $140,730     0.14
     19.001 - 19.500                              1           $24,336     0.02
     --------------------------------------------------------------------------
     Total                                      571      $104,013,336      100 %
     ==========================================================================

                                 CWABS 2003-3


Initial Periodic Rate Cap

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Initial Periodic                       Mortgage      Principal    Principal
     Rate Cap (%)                             Loans        Balance      Balance
     --------------------------------------------------------------------------
     1                                            8        $1,016,981     0.98 %
     1.5                                        395       $76,285,297    73.34
     2                                            5          $642,017     0.62
     3                                          163       $26,069,041    25.06
     --------------------------------------------------------------------------
     Total                                      571      $104,013,336      100 %
     ==========================================================================

Subsequent Periodic Rate Cap

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Subsequent Periodic                    Mortgage      Principal    Principal
     Rate Cap (%)                             Loans        Balance      Balance
     --------------------------------------------------------------------------
     1                                          160       $23,087,551     22.2 %
     1.375                                        1          $225,162     0.22
     1.5                                        409       $80,547,426    77.44
     3                                            1          $153,197     0.15
     --------------------------------------------------------------------------
     Total                                      571      $104,013,336      100 %
     ==========================================================================

Minimum Mortgage Rates

                                                                         % of
                                            Number of     Aggregate    Aggregate
     Range of Minimum                       Mortgage      Principal    Principal
     Mortgage Rates (%)                       Loans        Balance      Balance
     --------------------------------------------------------------------------
     5.000 or Less                                1          $723,663      0.7 %
     5.001 - 6.000                               13        $5,221,092     5.02
     6.001 - 7.000                               84       $24,763,705    23.81
     7.001 - 8.000                              164       $34,300,848    32.98
     8.001 - 9.000                              178       $26,198,818    25.19
     9.001 - 10.000                              91        $9,496,743     9.13
     10.001 - 11.000                             26        $2,525,035     2.43
     11.001 - 12.000                             11          $660,611     0.64
     12.001 - 13.000                              2           $58,628     0.06
     14.001 - 15.000                              1           $64,195     0.06
     --------------------------------------------------------------------------
     Total                                      571      $104,013,336      100 %
     ==========================================================================

                                   EXHIBIT 2

    THE                                                                                                 Distribution Date:  8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03



                           Certificateholder Monthly Distribution Summary

                                     Certificate                         Pass
                        Class            Rate         Beginning        Through        Principal
 Class     Cusip     Description         Type          Balance         Rate (%)     Distribution
----------------------------------------------------------------------------------------------------
  1A1    126671C53      Senior       Fix-Act/360      14,666,619.54      1.590         9,104,622.34
  1A2    126671C61      Senior        Fix-30/360      10,933,000.00      1.810                 0.00
  1A3    126671C79      Senior        Fix-30/360      39,918,000.00      2.258                 0.00
  1A4    126671C87      Senior        Fix-30/360      16,671,000.00      3.265                 0.00
  1A5    126671C95      Senior        Fix-30/360      18,080,000.00      4.230                 0.00
  1A6    126671D29      Senior        Fix-30/360      19,000,000.00      3.545                 0.00
  2A1    126671D37      Senior       Fix-Act/360               0.00      1.570                 0.00
  2A2    126671D45      Senior       Fix-Act/360     223,045,381.12      1.750        16,970,826.76
   3A    126671D52      Senior       Fix-Act/360     136,976,790.27      1.720         8,355,385.81
   P     126671E69      Senior        Fix-30/360             100.00      0.000                 0.00
   C     126671E51     Strip IO       Fix-30/360     572,250,791.63      0.000                 0.00
   AR    126671E77      Senior        Fix-30/360               0.00      0.000                 0.00

----------------------------------------------------------------------------------------------------

   M1    126671D60    Mezzanine      Fix-Act/360      33,200,000.00      2.150                 0.00
   M2    126671D78    Mezzanine      Fix-Act/360      10,375,000.00      2.250                 0.00
   M3    126671D86    Mezzanine      Fix-Act/360      12,450,000.00      2.650                 0.00
   M4    126671D94    Mezzanine      Fix-Act/360       8,300,000.00      2.850                 0.00
   M5    126671E28    Mezzanine      Fix-Act/360       8,300,000.00      3.200                 0.00
   M6    126671E36    Mezzanine      Fix-Act/360       6,225,000.00      4.350                 0.00
   B     126671E44      Junior       Fix-Act/360       8,300,000.00      4.950                 0.00
====================================================================================================

 Totals                                              566,440,890.93                   34,430,834.91

----------------------------------------------------------------------------------------------------


                                                       Current                       Cumulative
                       Interest         Total          Realized         Ending        Realized
 Class     Cusip     Distribution    Distribution       Losses         Balance         Losses
----------------------------------------------------------------------------------------------------
  1A1    126671C53       19,433.27     9,124,055.61       0.00         5,561,997.21       0.00
  1A2    126671C61       16,490.61        16,490.61       0.00        10,933,000.00       0.00
  1A3    126671C79       75,112.37        75,112.37       0.00        39,918,000.00       0.00
  1A4    126671C87       45,359.01        45,359.01       0.00        16,671,000.00       0.00
  1A5    126671C95       63,732.00        63,732.00       0.00        18,080,000.00       0.00
  1A6    126671D29       56,129.17        56,129.17       0.00        19,000,000.00       0.00
  2A1    126671D37            0.00             0.00       0.00                 0.00       0.00
  2A2    126671D45      325,274.51    17,296,101.27       0.00       206,074,554.36       0.00
   3A    126671D52      196,333.40     8,551,719.20       0.00       128,621,404.46       0.00
   P     126671E69      673,612.92       673,612.92       0.00               100.00       0.00
   C     126671E51    1,742,254.60     1,742,254.60       0.00       537,819,956.73       0.00
   AR    126671E77            0.00             0.00       0.00                 0.00       0.00

----------------------------------------------------------------------------------------------------

   M1    126671D60       59,483.33        59,483.33       0.00        33,200,000.00       0.00
   M2    126671D78       19,453.12        19,453.12       0.00        10,375,000.00       0.00
   M3    126671D86       27,493.75        27,493.75       0.00        12,450,000.00       0.00
   M4    126671D94       19,712.50        19,712.50       0.00         8,300,000.00       0.00
   M5    126671E28       22,133.33        22,133.33       0.00         8,300,000.00       0.00
   M6    126671E36       22,565.62        22,565.62       0.00         6,225,000.00       0.00
   B     126671E44       34,237.50        34,237.50       0.00         8,300,000.00       0.00
====================================================================================================

 Totals               3,418,811.03    37,849,645.93       0.00       532,010,056.03       0.00

----------------------------------------------------------------------------------------------------

For Class C the interest distribution of $1,742,254.60 includes the following amounts: $1.27 investment earnings for the fixed carryover reserve fund and $1,742,253.33 monthly interest distribution.

    THE                                                                                                 Distribution Date:  8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


                                 Principal Distribution Detail

                       Original       Beginning       Scheduled                      Unscheduled
                     Certificate     Certificate      Principal       Accretion       Principal
 Class     Cusip       Balance         Balance       Distribution     Principal      Adjustments
--------------------------------------------------------------------------------------------------
  1A1    126671C53    65,448,000.00   14,666,619.54    9,104,622.34        0              0.00
  1A2    126671C61    10,933,000.00   10,933,000.00            0.00        0              0.00
  1A3    126671C79    39,918,000.00   39,918,000.00            0.00        0              0.00
  1A4    126671C87    16,671,000.00   16,671,000.00            0.00        0              0.00
  1A5    126671C95    18,080,000.00   18,080,000.00            0.00        0              0.00
  1A6    126671D29    19,000,000.00   19,000,000.00            0.00        0              0.00
  2A1    126671D37   105,000,000.00            0.00            0.00        0              0.00
  2A2    126671D45   253,000,000.00  223,045,381.12   16,970,826.76        0              0.00
   3A    126671D52   214,800,000.00  136,976,790.27    8,355,385.81        0              0.00
   P     126671E69           100.00          100.00            0.00        0              0.00
   C     126671E51   830,000,100.00  572,250,791.63            0.00        0              0.00
   AR    126671E77           100.00            0.00            0.00        0              0.00

--------------------------------------------------------------------------------------------------

   M1    126671D60    33,200,000.00   33,200,000.00            0.00        0              0.00
   M2    126671D78    10,375,000.00   10,375,000.00            0.00        0              0.00
   M3    126671D86    12,450,000.00   12,450,000.00            0.00        0              0.00
   M4    126671D94     8,300,000.00    8,300,000.00            0.00        0              0.00
   M5    126671E28     8,300,000.00    8,300,000.00            0.00        0              0.00
   M6    126671E36     6,225,000.00    6,225,000.00            0.00        0              0.00
   B     126671E44     8,300,000.00    8,300,000.00            0.00        0              0.00
--------------------------------------------------------------------------------------------------

 Totals              830,000,200.00  566,440,890.93   34,430,834.91        0              0.00

--------------------------------------------------------------------------------------------------


                         Net           Current          Ending           Ending
                      Principal        Realized      Certificate      Certificate
 Class     Cusip     Distribution       Losses         Balance           Factor
-----------------------------------------------------------------------------------

  1A1    126671C53     9,104,622.34       0.00         5,561,997.21  0.08498345567
  1A2    126671C61             0.00       0.00        10,933,000.00  1.00000000000
  1A3    126671C79             0.00       0.00        39,918,000.00  1.00000000000
  1A4    126671C87             0.00       0.00        16,671,000.00  1.00000000000
  1A5    126671C95             0.00       0.00        18,080,000.00  1.00000000000
  1A6    126671D29             0.00       0.00        19,000,000.00  1.00000000000
  2A1    126671D37             0.00       0.00                 0.00  0.00000000000
  2A2    126671D45    16,970,826.76       0.00       206,074,554.36  0.81452393028
   3A    126671D52     8,355,385.81       0.00       128,621,404.46  0.59879611016
   P     126671E69             0.00       0.00               100.00  1.00000000000
   C     126671E51             0.00       0.00       537,819,956.73  0.64797577341
   AR    126671E77             0.00       0.00                 0.00  0.00000000000

-----------------------------------------------------------------------------------

   M1    126671D60             0.00       0.00        33,200,000.00  1.00000000000
   M2    126671D78             0.00       0.00        10,375,000.00  1.00000000000
   M3    126671D86             0.00       0.00        12,450,000.00  1.00000000000
   M4    126671D94             0.00       0.00         8,300,000.00  1.00000000000
   M5    126671E28             0.00       0.00         8,300,000.00  1.00000000000
   M6    126671E36             0.00       0.00         6,225,000.00  1.00000000000
   B     126671E44             0.00       0.00         8,300,000.00  1.00000000000
-----------------------------------------------------------------------------------

 Totals               34,430,834.91       0.00       532,010,056.03

-----------------------------------------------------------------------------------

    THE                                                                                                 Distribution Date:  8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


                            Interest Distribution Detail

           Beginning         Pass          Accrued        Cumulative
          Certificate       Through        Optimal          Unpaid      Deferred
 Class      Balance        Rate (%)        Interest        Interest     Interest
----------------------------------------------------------------------------------
  1A1      14,666,619.54    1.590000         19,433.27        0.00         0.00
  1A2      10,933,000.00    1.810000         16,490.61        0.00         0.00
  1A3      39,918,000.00    2.258000         75,112.37        0.00         0.00
  1A4      16,671,000.00    3.265000         45,359.01        0.00         0.00
  1A5      18,080,000.00    4.230000         63,732.00        0.00         0.00
  1A6      19,000,000.00    3.545000         56,129.17        0.00         0.00
  2A1               0.00    1.570000              0.00        0.00         0.00
  2A2     223,045,381.12    1.750000        325,274.51        0.00         0.00
   3A     136,976,790.27    1.720000        196,333.40        0.00         0.00
   P              100.00    0.000000              0.00        0.00         0.00
   C      572,250,791.63    0.000000              0.00        0.00         0.00
   AR               0.00    0.000000              0.00        0.00         0.00

----------------------------------------------------------------------------------

   M1      33,200,000.00    2.150000         59,483.33        0.00         0.00
   M2      10,375,000.00    2.250000         19,453.13        0.00         0.00
   M3      12,450,000.00    2.650000         27,493.75        0.00         0.00
   M4       8,300,000.00    2.850000         19,712.50        0.00         0.00
   M5       8,300,000.00    3.200000         22,133.33        0.00         0.00
   M6       6,225,000.00    4.350000         22,565.63        0.00         0.00
   B        8,300,000.00    4.950000         34,237.50        0.00         0.00
----------------------------------------------------------------------------------

 Totals   566,440,890.93                  1,002,943.51        0.00         0.00

----------------------------------------------------------------------------------


             Total            Net        Unscheduled
            Interest      Prepayment       Interest        Interest
 Class        Due        Int Shortfall    Adjustment         Paid
-----------------------------------------------------------------------
  1A1        19,433.27         0.00           0.00          19,433.27
  1A2        16,490.61         0.00           0.00          16,490.61
  1A3        75,112.37         0.00           0.00          75,112.37
  1A4        45,359.01         0.00           0.00          45,359.01
  1A5        63,732.00         0.00           0.00          63,732.00
  1A6        56,129.17         0.00           0.00          56,129.17
  2A1             0.00         0.00           0.00               0.00
  2A2       325,274.51         0.00           0.00         325,274.51
   3A       196,333.40         0.00           0.00         196,333.40
   P              0.00         0.00           0.00         673,612.92
   C              0.00         0.00           0.00       1,742,254.60
   AR             0.00         0.00           0.00               0.00

-----------------------------------------------------------------------

   M1        59,483.33         0.00           0.00          59,483.33
   M2        19,453.13         0.00           0.00          19,453.12
   M3        27,493.75         0.00           0.00          27,493.75
   M4        19,712.50         0.00           0.00          19,712.50
   M5        22,133.33         0.00           0.00          22,133.33
   M6        22,565.63         0.00           0.00          22,565.62
   B         34,237.50         0.00           0.00          34,237.50
-----------------------------------------------------------------------

 Totals   1,002,943.51         0.00           0.00       3,418,811.03

-----------------------------------------------------------------------

    THE                                                                                                 Distribution Date:  8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03



                           Current Payment Information
                                Factors per $1,000

                           Original          Beginning Cert.
                         Certificate            Notional             Principal
 Class     Cusip           Balance               Balance            Distribution
----------------------------------------------------------------------------------
1A1     126671C53        65,448,000.00         224.095763731       139.112308064
1A2     126671C61        10,933,000.00       1,000.000000000         0.000000000
1A3     126671C79        39,918,000.00       1,000.000000000         0.000000000
1A4     126671C87        16,671,000.00       1,000.000000000         0.000000000
1A5     126671C95        18,080,000.00       1,000.000000000         0.000000000
1A6     126671D29        19,000,000.00       1,000.000000000         0.000000000
2A1     126671D37       105,000,000.00           0.000000000         0.000000000
2A2     126671D45       253,000,000.00         881.602296909        67.078366625
3A      126671D52       214,800,000.00         637.694554318        38.898444160
P       126671E69               100.00       1,000.000000000         0.000000000
C       126671E51       830,000,100.00         689.458702029         0.000000000
AR      126671E77               100.00           0.000000000         0.000000000

==================================================================================

M1      126671D60        33,200,000.00       1,000.000000000         0.000000000
M2      126671D78        10,375,000.00       1,000.000000000         0.000000000
M3      126671D86        12,450,000.00       1,000.000000000         0.000000000
M4      126671D94         8,300,000.00       1,000.000000000         0.000000000
M5      126671E28         8,300,000.00       1,000.000000000         0.000000000
M6      126671E36         6,225,000.00       1,000.000000000         0.000000000
B       126671E44         8,300,000.00       1,000.000000000         0.000000000
----------------------------------------------------------------------------------

Totals                  830,000,200.00         682.458740287        41.482923631

----------------------------------------------------------------------------------


                                              Ending Cert.              Pass
                           Interest             Notional              Through
 Class     Cusip         Distribution            Balance              Rate (%)
----------------------------------------------------------------------------------
1A1     126671C53            0.296926887        84.983455667          1.590000
1A2     126671C61            1.508333333     1,000.000000000          1.810000
1A3     126671C79            1.881666667     1,000.000000000          2.258000
1A4     126671C87            2.720833333     1,000.000000000          3.265000
1A5     126671C95            3.525000000     1,000.000000000          4.230000
1A6     126671D29            2.954166667     1,000.000000000          3.545000
2A1     126671D37            0.000000000         0.000000000          1.570000
2A2     126671D45            1.285670016       814.523930283          1.750000
3A      126671D52            0.914028861       598.796110157          1.720000
P       126671E69    6,736,129.199999999     1,000.000000000          0.000000
C       126671E51            2.099101672       647.975773413          0.000000
AR      126671E77            0.000000000         0.000000000          0.000000

==================================================================================

M1      126671D60            1.791666667     1,000.000000000          2.150000
M2      126671D78            1.875000000     1,000.000000000          2.250000
M3      126671D86            2.208333333     1,000.000000000          2.650000
M4      126671D94            2.375000000     1,000.000000000          2.850000
M5      126671E28            2.666666667     1,000.000000000          3.200000
M6      126671E36            3.625000000     1,000.000000000          4.350000
B       126671E44            4.125000000     1,000.000000000          4.950000
----------------------------------------------------------------------------------

Totals                       4.119048441       640.975816668

----------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


---------------------------------------------------------------
Pool Level Data
Distribution Date                                      8/25/04
Cut-off Date                                           6/ 1/03
Determination Date                                      8/ 1/4
Accrual Period 30/360                    Begin          7/ 1/4
                                         End            8/ 1/4
Number of Days in 30/360 Accrual Period                     30
Accrual Period Actual Days               Begin         7/26/04
                                         End           8/25/04
Number of Days in Actual Accrual Period                     30
---------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Collateral Information                                          Group 1           Group 2           Group 3           Total
----------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                        190,000,395.72    400,000,032.72    239,999,004.43    829,999,432.87

Beginning Aggregate Pool Stated Principal Balance           140,470,291.24    268,241,728.48    163,538,771.91    572,250,791.63
Ending Aggregate Pool Stated Principal Balance              131,370,685.71    251,276,657.95    155,172,613.07    537,819,956.73

Beginning Aggregate Certificate Stated Principal Balance    566,440,890.93    566,440,890.93    566,440,890.93  1,699,322,672.79
Ending Aggregate Certificate Stated Principal Balance       532,010,056.03    532,010,056.03    532,010,056.03  1,596,030,168.09

Beginning Aggregate Loan Count                                         927              1785               850              3562
Loans Paid Off or Otherwise Removed Pursuant to PSA                     54               101                45               200
Ending Aggregate Loan Count                                            873              1684               805              3362

Beginning Weighted Average Loan Rate (WAC)                       7.279185%         7.292853%         7.584076%         7.372724%
Ending Weighted Average Loan Rate (WAC)                          7.274049%         7.296774%         7.579779%         7.372876%

Beginning Net Weighted Average Loan Rate                         5.713181%         5.719688%         5.992537%         5.796066%
Ending Net Weighted Average Loan Rate                            5.703466%         5.725541%         5.989338%         5.796260%

Weighted Average Maturity (WAM) (Months)                               328               339               341               337

Servicer Advances                                                67,212.18        174,115.41        145,687.71        387,015.30

Aggregate Pool Prepayment                                     8,950,566.48     16,423,316.67      8,176,752.15     33,550,635.30
Pool Prepayment Rate (CPR)                                         54.6581           53.8279           46.2186           51.9741

----------------------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


--------------------------------------------------------------------------------------------------------------
      Delinquency Information                      Group 1                             Group 2
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance               3,606,583.09         2.745348%     13,937,309.18         5.546599%
                    # of loans                      32         3.665521%                87         5.166271%

60-89 Days          Balance               1,981,418.59         1.508265%      2,783,907.22         1.107905%
                    # of loans                      16         1.832761%                21         1.247031%

90+ Days            Balance               3,004,859.28         2.287313%      6,717,447.69         2.673327%
                    # of loans                      21         2.405498%                51         3.028504%

--------------------------------          ------------------------------     -------------------------------

Total               Balance               8,592,860.96         6.540927%     23,438,664.09         9.327832%
                    # of loans                      69         7.903780%               159         9.441805%
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
      Delinquency Information                      Group 3                              Total
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance               6,494,207.67         4.185151%     24,038,099.94          4.469544
                    # of loans                      41         5.093168%               160         4.759072%

60-89 Days          Balance               3,409,163.57         2.197014%      8,174,489.38         1.519930%
                    # of loans                      19         2.360248%                56         1.665675%

90+ Days            Balance               8,184,390.30         5.274378%     17,906,697.27         3.329497%
                    # of loans                      53         6.583851%               125         3.718025%

--------------------------------          ------------------------------     -------------------------------

Total               Balance              18,087,761.54        11.656542%     50,119,286.59         9.318971%
                    # of loans                     113        14.037267%               341        10.142772%

--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
      Foreclosure Information                      Group 1                             Group 2
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

60-89 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

90+ Days            Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

Total               Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
Foreclosure Information               Group 3                             Total
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

60-89 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

90+ Days            Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

Total               Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03




--------------------------------------------------------------------------------------------------------------
       Bankruptcy Information                      Group 1                             Group 2
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

60-89 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

90+ Days            Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------          ------------------------------     -------------------------------

Total               Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
       Bankruptcy Information                      Group 3                              Total
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

60-89 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

90+ Days            Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------          ------------------------------     -------------------------------

Total               Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
       REO Information                            Group 1                             Group 2
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

60-89 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

90+ Days            Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------          ------------------------------     -------------------------------

Total               Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
       REO Information                             Group 3                              Total
--------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

60-89 Days          Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

90+ Days            Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------          ------------------------------     -------------------------------

Total               Balance                       0.00         0.000000%              0.00         0.000000%
                    # of loans                       0         0.000000%                 0         0.000000%

--------------------------------------------------------------------------------------------------------------




    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03



------------------------------------------------------------------------------------------------------------------
                                             Aggregate Book Value / Loss Info
==================================================================================================================

                                                Group 1                     Group 2                      Group 3
Book Value of all REO Loans                          0.00                        0.00                         0.00
Percentage of Total Pool Balance                0.000000%                   0.000000%                    0.000000%

Current Realized Losses                              0.00                    3,595.00                    15,377.00
Additional (Gains)/Losses               (       1,116.16)                        1.07             (        113.49)
Cumulative Losses                                  900.84                    4,106.63                    53,777.22

------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                               Credit Enhancement Information
==================================================================================================================

Protection                                               Original                                Current
Bankruptcy Loss                                               0.00                                    0.00
Bankruptcy Percentage                                    0.000000%                               0.000000%
Credit/Fraud Loss                                             0.00                            8,299,994.33
Credit/Fraud Loss Percentage                             0.000000%                               1.543266%
Special Hazard Loss                                           0.00                                    0.00
Special Hazard Loss Percentage                           0.000000%                               0.000000%

------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


------------------------------------------------------------------------------------------------------------------
                                                Class Subordination Levels
==================================================================================================================

Class                                                    Original                                Current

Class A                                               742,850,200.00                          444,860,056.03
Class A Percentage                                        89.500003%                              83.618731%

Class M1                                               33,200,000.00                           33,200,000.00
Class M1 Percentage                                        3.999999%                               6.240484%

Class M2                                               10,375,000.00                           10,375,000.00
Class M2 Percentage                                        1.250000%                               1.950151%

Class M3                                               12,450,000.00                           12,450,000.00
Class M3 Percentage                                        1.500000%                               2.340181%

Class M4                                                8,300,000.00                            8,300,000.00
Class M4 Percentage                                        1.000000%                               1.560121%

Class M5                                                8,300,000.00                            8,300,000.00
Class M5 Percentage                                        1.000000%                               1.560121%

Class M6                                                6,225,000.00                            6,225,000.00
Class M6 Percentage                                        0.750000%                               1.170091%

Class B                                                 8,300,000.00                            8,300,000.00
Class B Percentage                                         1.000000%                               1.560121%

------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


       ------------------------------------------------------------------
           Certificate Account - Deposits
       ------------------------------------------------------------------
       Beginning Balance                                             0.00

       Payments of Interest and Principal                   37,572,641.20
       Liquidation Proceeds                                    326,763.75
       All Other Proceeds                                            0.00
       Other Amounts                                                 0.00

       Total Deposits                                       37,899,404.95

       ------------------------------------------------------------------
            Certificate Account - Withdrawals
       Reimbursement of Servicer Advances                            0.00
       Payment of Master Servicer Fees                         214,399.06
       Payment of Sub Servicer Fees                             22,100.15
       Payment of Other Fees                                    22,100.15
       Payment of Insurance Premium(s)                               0.00
       Payment of Personal Mortgage Insurance                  487,040.18
       Other Permitted Withdrawals per the PSA                       0.00
       Payment of Principal and Interest                    37,849,645.93
                                                            -------------

       Total Withdrawals                                    38,595,285.47

       Ending Balance                                         -673,780.37

       ------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03

------------------------------------------------------------------------------------------------------------------------
                                        PPIS/Compensating Interest Detail
========================================================================================================================

                                                      Group 1                      Group 2                      Group 3
Total Gross Prepayment Interest Shortfall             3,608.38                    13,285.28                     7,145.11
Compensation for Gross PPIS from Servicing Fees       3,608.38                    13,285.28                     7,145.11
Other Gross PPIS Compensation                             0.00                         0.00                         0.00
-----------------------------------------------       --------                    ---------                     --------
Total Net PPIS (Non-Supported PPIS)                      -0.00                        -0.00                         0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                              Reserve Fund Information
========================================================================================================================

                                                                          Principal Reserve Account
Beginning Balance                                                                            100.00
Deposits                                                                                       0.00
Accrued Interest                                                                               0.00
Withdrawals                                                                                    0.00
Ending Balance                                                                               100.00

========================================================================================================================

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


------------------------------------------------------------------------------------------------------------------------
                                              Subordination/Credit Enhancement
========================================================================================================================

Overcollateralization Amount                                                           5,810,000.70
Overcollateralization Target Amount                                                    5,810,000.70
Has Trigger Event Occurred                                                                       NO

------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                   Miscellaneous Details
========================================================================================================================

UGI Mortgage Insurance Due                                                               394,893.25
TRIAD Mortgage Insurance Due                                                              92,146.93

Prepayment Penalties                                                                     673,612.92

------------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236
Associate:   AnnMarie Cassano                        Asset Backed Certificates
             212-815-8318
                                                           Series 2003-03


------------------------------------------------------------------------------------------------------------------------
                                                   Loan Level Loss Detail
========================================================================================================================

Group                               Loan ID          Liquidation Balance   Liquidation Proceeds       Realized Loss
Group 1
                                         N/A
Group 2
                                    30512890             291,200.45             287,605.45               3,595.00
Group 3
                                    33067790              54,535.30              39,158.30              15,377.00

------------------------------------------------------------------------------------------------------------------------